Exhibit 21.1

SUBSIDIARIES OF RED ROCK RESORTS, INC.*

Station Holdco LLC (Delaware)

Station Casinos LLC

Fertitta Entertainment LLC (Delaware)

FE Propco Management LLC (Delaware)

FE GVR Management LLC (Delaware)

FE Landco Management LLC (Delaware)

FE Opco Management LLC (Delaware)

FE Interactive Investor LLC (Delaware)

FE Special Investor LLC (Delaware)

FE Transportation LLC (New York)

FE JV Holdco LLC (Delaware)

FE JV Tejon Holdco LLC (Delaware)

FE Aviation LLC (Delaware)

FE Aviation I LLC (Delaware)

NP Palace LLC

NP Boulder LLC

NP Red Rock LLC

Red and Blues, LLC (50% ownership)

NP Sunset LLC

NP IP Holdings LLC

NP Development LLC

NP Losee Elkhorn Holdings LLC

NP Landco Holdco LLC

CV PropCo, LLC

NP Tropicana LLC

SC Restaurant Holdco LLC

Mercadito Red Rock LLC (50% ownership)

Mercadito GVR LLC (50% ownership)

TH GVR LLC (50% ownership)

NP Opco Holdings LLC

NP Opco LLC

Station GVR Acquisition, LLC

NP Fiesta LLC

NP Gold Rush LLC

NP Lake Mead LLC

NP LML LLC

NP Magic Star LLC

NP Rancho LLC

NP Santa Fe LLC

NP Texas LLC

NP River Central LLC

NP Centerline Holdings LLC

NP Durango LLC

NP FH Excess LLC

NP Hanger Leaseco LLC

NP Horizon Park LLC

NP Inspirada LLC

NP Mt. Rose LLC

NP Northern NV Acquisitions LLC

NP Past Enterprises LLC

NP Reno Convention Center LLC

NP ROTMA LLC

NP Steamboat LLC

NP Sunset Lindell LLC

NP Town Center LLC

SC Rancho Development, LLC

NP Green Valley LLC

Greens Café, LLC (50% ownership)

Town Center Amusements, Inc., A Limited Liability Company (50% ownership)

Sunset GV, LLC (50% ownership)

NP Fresno Land Acquisitions LLC (California)

SC Madera Development, LLC (California)

SC Madera Management, LLC (California)

SC Sonoma Development, LLC (California)

SC Sonoma Management, LLC (California)

NP Sonoma Land Holdings LLC (California)

Sonoma Land Acquisition Company, LLC (California)

NP Auburn Development LLC (California)

Station California, LLC (California)

Station Development, LLC (California)

SC Butte Development, LLC (California)

SC Butte Management, LLC (California)

SC Michigan, LLC

MPM Enterprises, LLC (50% ownership) (Michigan)

SC Interactive Investor LLC

Fertitta Interactive LLC (57.3% ownership) (Delaware)

Fertitta Acquisitionsco LLC (98.4% ownership) (Delaware)

SC SP Holdco LLC

SC SP 1 LLC

SC SP 2 LLC

SC SP 3 LLC

SC SP 4 LLC

SC SP 5 LLC

Station Casinos Blocker I, LLC (Delaware)

Station Casinos Blocker II, LLC (Delaware)

Station Casinos Blocker III, LLC (Delaware)

Station Casinos Blocker IV, LLC (Delaware)

Station Casinos Blocker V, LLC (Delaware)

Station Casinos Blocker VI, LLC (Delaware)

Station Casinos Blocker VII, LLC (Delaware)

Station Casinos Blocker VIII, LLC (Delaware)

All subsidiaries are formed in the State of Nevada and wholly owned unless otherwise specifically identified.

* After giving effect to the Offering and Reorganization Transactions described under “The Reorganization of Our Corporate Structure” in the accompanying prospectus.